Exhibit 5.1 and 23.1

[WILLIAMS MULLEN LETTERHEAD]

John M. Oakey, III

Direct Dial: 804.783.6452

joakey@williamsmullen.com

December 31, 2003

Board of Directors
Cardinal Financial Corporation
8720 Greensboro Drive, Suite 500

McLean, Virginia 22102

Ladies and Gentlemen:

This letter is delivered to you in connection with the actions taken and proposed to be taken by Cardinal Financial Corporation, a Virginia corporation (the “Company”), with respect to the offer and sale from time to time pursuant to the Cardinal Financial Corporation 1999 Stock Option Plan (the “Plan”) of up to 625,000 shares of common stock of the Company (the “Common Stock”) in accordance with the terms of the Plan (the “Offering”). We have reviewed the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Common Stock under the Securities Act of 1933, as amended.

We have examined such corporate proceedings, records and documents as we considered necessary for the purposes of this opinion.

The opinion expressed herein is limited in all respects to the application of the law of the Commonwealth of Virginia.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that the aforementioned shares of Common Stock, when issued against payment therefor pursuant to the Offering, will be validly issued, fully paid and non-assessable under the laws of the Commonwealth of Virginia.

Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date.  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm as counsel to the Company in the Registration Statement.

Very truly yours,

WILLIAMS MULLEN

By:     /s/ John M. Oakey, III

John M. Oakey, III, a Shareholder

A Professional Corporation

MICHIGAN  •  VIRGINIA  •  WASHINGTON, D.C.  •  LONDON

Two James Center   1021 East Cary Street (23219)   P.O. Box 1320   Richmond, VA 23218-1320   Tel: 804.643.1991   Fax: 804.783.6507 www.williamsmullen.com